UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2026

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 6, 2026 Longeveron, Inc. (the “Company”) issued special equity awards (the “Awards”) to the Company’s Executive Chairman, pursuant to the Company’s current 2021 Incentive Award Plan, as amended and restated. The Awards, approved by the Company’s Compensation Committee, are issued in recognition of the Executive Chairman’s significant role in completing the Company’s March 2026 financing transaction (the “Financing Transaction”) and in consideration for his continued service with the Company.

The Awards consists of 500,000 restricted stock units (“RSUs”) to acknowledge his role in the Financing Transaction; and an additional 100,000 RSUs and 400,000 non-qualified stock options (“Stock Options”) in consideration for his continued service. Each award, granted July 6, 2026, shall be subject to quarterly vesting over a three-year period commencing October 1, 2026, shall vest and automatically convert into, in the case of RSUs, or become exercisable for, in the case of Stock Options, shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), and were otherwise issued in accordance with the terms of the Company’s Fourth Amended and Restated 2021 Incentive Award Plan. The Company’s Class B Common Stock is identical in all respects to the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), other than with respect to voting rights, for which the Class B Common Stock has five (5) votes per share. The Company’s Class B Common Stock is convertible at any time at the holder’s option into Class A Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: July 8, 2026	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Chief Executive Officer

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